Exhibit 1A-11A

SRCO, C.P.A., Professional Corporation
Certified Public Accountants
18 Brownstone Court
East Amherst
NY 14051
U.S.A.

Tel: 416 428 1391 & 416 671 7292
Fax: 905 882 9580
Email: info@srco.ca
www.srco.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Offering Circular on Form 1-A POS of our audit report dated April 20, 2023 relating to the financial statements of StarPax Biopharma Inc. for the years ended December 31, 2022 and 2021.

/s/ SRCO, C.P.A., Professional Corporation

East Amherst, NY	SRCO, C.P.A., Professional Corporation (6722)
September 18, 2024	CERTIFIED PUBLIC ACCOUNTANTS